As filed with the Securities and Exchange Commission on April 27, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

__________________________

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	47-2887436 (I.R.S. Employer Identification Number)

18191 Von Karman Avenue, Suite 300, Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)

___________________________

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-205960

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Griffin-American Healthcare REIT IV, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the sections entitled “Description of Capital Stock,” “Distribution Reinvestment Plan” and “Share Repurchase Plan” in the prospectus contained in Post-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on April 7, 2017 (Registration No. 333-205960) and all amendments and supplements to such Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.
Third Articles of Amendment and Restatement of Griffin-American Healthcare REIT IV, Inc., dated December 28, 2015 (included as Exhibit 3.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

2.
Articles Supplementary of Griffin-American Healthcare REIT IV, Inc. filed May 25, 2016 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 26, 2016 and incorporated herein by reference)

3.
Second Amended and Restated Bylaws of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit 3.2 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-205960) filed January 5, 2016 and incorporated herein by reference)

4.
Amended and Restated Agreement of Limited Partnership of Griffin-American Healthcare REIT IV Holdings, LP, dated February 16, 2016 (included as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

5.
Amendment No. 1 to Amended and Restated Limited Partnership Agreement of Griffin-American Healthcare REIT IV Holdings, LP, dated June 17, 2016 (included as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed August 10, 2016 and incorporated herein by reference)

6.
Form of Subscription Agreement of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit 4.1 to Post-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)

7.
Amended and Restated Distribution Reinvestment Plan of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit 4.2 to Post-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)

8.
Share Repurchase Plan of Griffin-American Healthcare REIT IV, Inc. (included as Exhibit 4.3 to Post-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)

9.
Escrow Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and UMB Bank, N.A., dated February 16, 2016 (included as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed March 7, 2016 and incorporated herein by reference)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

April 27, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer